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                                  EXHIBIT 99.1

COACH INDUSTRIES GROUP ACQUIRES SPRINGFIELD
COACHBUILDERS - ONE OF THE LARGEST
LIMOUSINE MANUFACTURERS IN THE U.S.
TUESDAY NOVEMBER 11, 9:29 AM ET

COMPANY APPOINTS JOHN BUMGARNER CHAIRMAN OF THE BOARD

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Nov. 11, 2003--Coach Industries Group, Inc. (OTCBB:CIGI - News), a diversified holding company focused on the luxury automotive and limousine manufacturing industry, announced today it has completed the acquisition of Springfield Coachbuilders, Inc., http://www.limoland.com, based in Springfield, Mo. Springfield Coachbuilders, Inc. is one of the oldest and most respected limousine manufacturers in the United States. As of the closing of the transaction, Coach Industries Group ("Coach Industries") has approximately 7.8 million shares issued and outstanding with approximately 1.6 million shares in the public float.

This transaction is the second acquisition Coach Industries has completed within the last two months. In September 2003, Coach Industries acquired Islip, New York-based Commercial Transportation Manufacturing Corporation, http://www.uscoach.com, the manufacturer of the US Coach line of premium limousines.


Separately, Coach Industries announced it has appointed Springfield Coachbuilders' founder and CEO, John Bumgarner, as its Chairman of the Board. Mr. Bumgarner is considered an industry stalwart having been associated with the limousine manufacturing industry for over 30 years. He was founder of the original Executive Coachbuilders in 1976 and started Springfield Coachbuilders in 1994, building that company to over $10 million in annual sales.


Frank O'Donnell, President and Chief Executive Officer of Coach Industries commented: "The limousine manufacturing market represents a $400 million market opportunity annually. Adding Springfield Coachbuilders with Commercial Transportation Manufacturing Corporation will provide us with an expanded geographic footprint as well as the ability to expand to our product lines and services outside the limousines industry, to include after-market customizing of high-end and exotic automobiles. We believe the improving fundamental underpinnings of industry coupled with this timely strategic acquisition will result in Coach Industries achieving full-year 2004 revenues exceeding $25 million."


Mr. Bumgarner commented: "The acquisition of Springfield Coachbuilders and Commercial Transportation Manufacturing Corp. comes at an ideal point in limousine industry's business cycle. We are beginning to see a significant cyclical upturn in business stemming primarily from pent-up demand from limousine service companies which have deferred purchases of new limousines throughout the economic recession. We are assembling an extremely experienced management team that I believe will be the finest in the industry."


Coach Industries has several automotive related projects in negotiation and development which will expand and diversify the company's revenue base.


SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected," "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or perform as intended, that we may be unable to obtain necessary financing to continue operations and development,

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and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Coach Industries Group, Inc. undertakes no obligation to update such statements.



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Contact:
     For Coach Industries Group, Inc., Coral Springs, Fla.
     Investor Contacts:
     The Del Mar Consulting Group, Inc.
     Robert B. Prag, 858/794-9500
     bprag@delmarconsulting.com
     or
     International Equities and Finance, LLC
     Michael Steinberg, 954/601-0788
     mikes2922@aol.com


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                      Source: Coach Industries Group, Inc.